UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 23, 2004 (June 18, 2004)

Analysts International Corporation

(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 West 76th Street, Minneapolis, Minnesota		55435-3000
(Address for principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 835-5900

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1 Press release issued June 23, 2004 announcing that the Company has granted 200,000 restricted shares to Jeffrey P. Baker, recently appointed President of the Company, as incentive for his employment agreement effective June 18, 2004.

ITEM 9.  REGULATION FD DISCLOSURE

On June 23, 2004, Analysts International Corporation announced that the Company granted 200,000 restricted shares to Jeffrey P. Baker, recently appointed President of the Company, as incentive for his employment agreement dated June 18, 2004.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2004	ANALYSTS INTERNATIONAL CORPORATION

Colleen M. Davenport
Secretary and General Counsel

EXHIBIT INDEX

99.1	Press release dated June 23, 2004